UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 15, 2014

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2014, Real Goods Solar, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“NASDAQ”) notifying the Company that for the last 30 consecutive business days the bid price of the Company’s Class A common stock had closed below the minimum $1.00 per share requirement for continued inclusion on NASDAQ based on Listing Rule 5550(a)(2), and describing a timetable for bringing the Company into compliance with that rule.

The Company’s Class A common stock remains listed on NASDAQ under the symbol RGSE. Under Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until June 15, 2015, to regain compliance. If, at any time before then, the Company’s Class A common stock has a closing bid price of $1.00 or more for a minimum of 10 consecutive business days, NASDAQ staff will notify the Company that it has regained compliance.

If the Company has not met the requirements of Rule 5550(a)(2) by June 15, 2015, but meets the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on The Nasdaq Capital Market (other than the minimum bid price requirement), then the Company may be eligible for an additional 180 day compliance period. In order to qualify, the Company will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split if necessary. If it appears to NASDAQ staff that the Company will not be able to cure the deficiency during this second compliance period, or if the Company is otherwise not eligible, the staff will provide notice that the Company’s securities will be subject to delisting.

The Company intends to actively monitor the bid price for its common stock between now and June 15, 2015, and will consider available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, Richard White resigned as a director of the Company effective immediately. Mr. White’s resignation is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: December 19, 2014